Exhibit 99.1

Imperial Holdings Adopts By-law Regarding Claims by Shareholders

Board to Submit By-law for Shareholder Ratification at 2015 Annual Meeting

BOCA RATON, Fla., November 3, 2014 – Imperial Holdings, Inc. (NYSE: IFT) announced today that its Board of Directors has adopted a by-law that requires a shareholder, before filing a lawsuit against the company, its board of directors or its officers, to obtain consents of shareholders beneficially owning at least three (3) percent of Imperial’s common shares.

The new by-law is designed to ensure that any shareholder filing a lawsuit on behalf of the company or a class of shareholders has a minimum degree of shareholder support and adequately represents shareholders’ interests. While the new by-law is effective immediately, the Board of Directors intends to submit it to shareholders for ratification at the next annual meeting.

Phillip Goldstein, Imperial’s chairman and a principal of Bulldog Investors, its largest shareholder commented: “The Board has noticed a disturbing trend of lawsuits brought by shareholders with very small stakes in publicly traded companies against the companies, their directors, and their officers, purportedly on behalf of a class of shareholders or on behalf of the company. These lawsuits often result in other shareholders receiving no meaningful benefit and indirectly incurring the cost of the plaintiff’s lawyer and the company’s lawyer. The Board believes it is in the best interest of the company to require a shareholder claiming to represent a class of shareholders or the company to demonstrate a minimum level of shareholder support.”

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.955.4300

IR@imperial.com

www.imperial.com

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